Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K




 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional, Institutional Service, Class C and Class K Shares' Prospectuses for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Prospectuses for the Federated Mini-Cap Index Fund and the Prospectus for the Federated Mid-Cap Index Fund and "Independent Registered Public Accounting Firm" in the Institutional, Institutional Service, Class C and Class K Shares' Statement of Additional Information for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Statement of Additional Information for the Federated Mini-Cap Index Fund and the Statement of Additional Information for the Federated Mid-Cap Index Fund in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 33-33852) of Federated Index Trust, and to the incorporation by reference of our reports dated December 10, 2004 on Federated Max-Cap Index Fund, Federated Mini-Cap Index Fund and Federated Mid-Cap Index Fund (the three portfolios comprising the Federated Index Trust) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2004.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004